UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 6, 2007 (August 2, 2007)

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit D, Block 2, Tian An Cyber Park
Chegongmiao, Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:	(+86) 755 -8835-2899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Management Service Agreement

On August 1, 2007, Public Security Technology (PRC) Co., Ltd. ("PST"), an indirect subsidiary of China Public Security Technology, Inc. (the "Company"), entered into and consummated a management service agreement ("MSA"), effective as of July 1, 2007, with its strategic partner, Shenzhen iASPEC Software Engineering Company Limited ("iASPEC"), and its shareholders, Jiang Huai Lin ("Mr. Lin") and Jin Zhu Cai ("Mr. Cai", and together with Mr. Lin, the "iASPEC Shareholders"), who hold 60% and 40% of the equity interests in iASPEC, respectively. Pursuant to the terms of the MSA, iASPEC and the iASPEC Shareholders have given PST the right to designate two Chinese citizen candidates to serve as iASPEC senior managers and to be elected by the iASPEC Shareholders as a majority on iASPEC's Board of Directors, which is responsible for managing the business and operations of iASPEC. In addition, the iASPEC Shareholders have agreed to remove any person designated by PST from the iASPEC Board of Directors, and appoint a person designated by PST as a replacement, on the written request of PST.

Under the terms of the MSA, PST will receive 100% of the net received profit of iASPEC and will reimburse iASPEC for all net losses incurred by iASPEC. The net losses of iASPEC is calculated as accrued accounts receivable plus net turnover (revenue), minus cost of sales, minus operating expenses, and minus accrued but not collected accounts receivable, but only if the result is a negative number; and net received profit is calculated as accrued accounts receivable plus net turnover (revenue), minus cost of sales, minus operating expenses, and minus accrued but not collected accounts receivable, but only if the result is a positive number. The net profit of iASPEC will be paid to PST, and the net losses of iASPEC will be reimbursed by PST, no later than the last day of the month following the end of each calendar quarter, commencing on July 1, 2007. PST is also obligated to pay iASPEC $180,000 per year, no later than the last day of the month following the end of each calendar year, commencing on July 1, 2007, and this amount may be retained by iASPEC out of any net profit amount due and payable to PST as of such payment date. Furthermore, the parties have agreed that, by no later than September 30, 2007, they will calculate a true-up amount consisting of the cumulative net profit or net losses of iASPEC from October 6, 2006, when iASPEC commenced its contractual relationship with PST, through the date of the MSA, and iASPEC will pay such true-up amount to PST if there is a net profit, while PST is obligated to reimburse such true-up amount to iASPEC if it is there is a net loss. PST may also advance to iASPEC, at its sole discretion, amounts to be credited against PST's future obligations to iASPEC, but any such advances will be treated as prepayments and not as loans. iASPEC will have no obligation to repay any such advances except by crediting the amount of such advances against PST's obligation to reimburse net losses, or by adding the amount thereof to net profit when and as requested by PST.

iASPEC also granted PST an exclusive, royalty-free, transferable, worldwide, license (with the right to sublicense) to use and install for a ten-year term, certain iASPEC software, along with copies of source and object code relating to such software, in any manner permitted by applicable laws. The license to PST also includes exclusive derivative works rights. In addition, PST has licensed back to iASPEC a royalty-free, limited, non-exclusive license to the Software, without right of sub-license, for the sole purpose of permitting iASPEC to carry out its business as presently conducted.

During the term of the MSA, certain material actions of iASPEC or PST will require the affirmative vote of the majority of the Board of Directors of the Company, including the affirmative vote of at least one member of which who is not employed by PST, iASPEC, or any affiliate of either of them. Such material actions include: (a) the nomination, appointment, election or replacement of any members of any Board of Directors of iASPEC (who must be a citizen of the PRC); (b) the approval of any profit distribution plan and loss compensation plan; (c) any merger, division, change of corporate form, dissolution or liquidation of iASPEC; (d) any reimbursement of net losses to iASPEC or other payments or transfers of funds from PST to iASPEC; (e) any declaration of any dividend or any distribution of profits by iASPEC; (f) the formation or disposition of any subsidiary by iASPEC, or the acquisition or disposition of any equity interest or other interest in any other entity by iASPEC; (g) any corporate borrowing or lending by iASPEC except for routine extension of terms to trade creditors; (h) the encumbrance of any of the assets of iASPEC under any lien, except in the ordinary course of business; (i) any change in the methods of accounting or accounting practices of iASPEC; (j) any change in the scope of business of iASPEC, or any decision to engage in any type of business other than those engaged in by iASPEC as of the date of the agreement or (k) any agreement to do any of the foregoing. In addition, during the term of the MSA and for twelve months thereafter, the iASPEC Shareholders have agreed not to solicit employees or customers of either PST or iASPEC, or solicit others having a relationship with either PST or iASPEC, in any part of the world. Each of the parties also agreed not to knowingly disparage any of the other parties, at any time during or after the termination or expiration of the MSA.

The MSA contains certain representations, warranties and covenants, including the representation and warranty of the parties that no action be taken without the prior written consent of PST that that would have the effect of entrusting all or any part of the business of iASPEC to any other person, and the representations and warranties of iASPEC and the iASPEC Shareholders that (a) the iASPEC Shareholders will not transfer their shares in iASPEC to any third party without the Company's prior written consent and (b) the iASPEC Shareholders will use their best efforts to assist iASPEC to maintain positive and productive relations with relevant Governmental Authorities and their representatives. Each of the iASPEC Shareholders also issued a guaranty ("Guaranty"), effective as of July 1, 2007, promising that they will elect the senior managers designated by PST to the iASPEC Board of Directors, in accordance with the terms of the MSA.

The MSA is governed by the laws of China and any dispute regarding the interpretation or implementation of the MSA, including regarding the amount of iASPEC's net profit or net loss for any applicable period, that is not resolved within 60 days from the date of such dispute arises, will be referred to binding arbitration before the Shenzhen Branch of the China International Economic and Trade Arbitration Commission ("CIETAC") in accordance with CIETAC Arbitration Rules. In addition, iASPEC and the iASPEC Shareholders have agreed that if any of them materially breaches the MSA and fails to remedy the breach within 60 days' notice from PST of such breach, they will be jointly and severally obligated to pay to PST liquidated damages in an amount equal to the higher of (a) eight times the annualized revenues of PST for the last completed fiscal quarter, or (b) US$50 million.

The MSA has a term of 30 years but may be terminated: (a) unilaterally by PST upon 90 days' written notice to the other parties; (b) by either party for any material breach of the agreement that remains uncured within 30 days' notice from the non-breaching party, or (c) by a party's insolvency or bankruptcy or participation in similar proceedings. Upon termination of the MSA, PST is obligated, among other things, to return control and management of iASPEC to the iASPEC Shareholders, terminate the software license granted under the agreement, unless otherwise agreed by the parties, and perform certain related actions, and the senior managers who are designated by PST and elected as Directors of iASPEC will resign from the Board of Directors of iASPEC.

Purchase Option Agreement

In connection with the MSA, on August 1, 2007, PST also entered into a purchase option agreement ("Option Agreement") with iASPEC and the iASPEC Shareholders, effective as of July 1, 2007, pursuant to which the iASPEC Shareholders granted the Company or its designee(s) an exclusive, irrevocable option to purchase, from time to time, all or a part of iASPEC's shares or iASPEC's assets from the iASPEC Shareholders. However, according to the Option Agreement, the option may not be exercised by PST if such exercise would violate any applicable laws and regulations in China or cause any license or permit held by and necessary for the operation of iASPEC to be cancelled or invalidated due to the exercise of such option. Under the terms of the Option Agreement, the option is immediately exercisable at an exercise price of $1,800,000, in the aggregate, subject to regulatory approval.

Under the terms of the Option Agreement, the iASPEC Shareholders were required to deliver to PST, powers of attorney executed in blank, irrevocably authorizing a Chinese law firm appointed by PST to represent the iASPEC Shareholders in the execution of the Option Agreement. In addition, the Option Agreement provides for the authorization of two Chinese citizens as trustees, to serve as the iASPEC Shareholders' authorized representative at shareholders' meetings and to represent the iASPEC shareholders in the exercise of all the shareholders' rights, including voting rights, subject to the Company's right of dismissal. In addition, iASPEC and the iASPEC Shareholders agreed to make best efforts to acquire all necessary government approvals and other consents to complete a share purchase under this agreement and to take steps to extend iASPEC's registered business period with authorities in China to match PST's prospective business period.

The Option Agreement may be rescinded by the Company upon 30 days' notice and will terminate on the date that the Company purchases all remaining shares or assets of the Company pursuant to the terms of the Option Agreement. The Option agreement is governed by the laws of China and disputes are subject to binding arbitration before the Shenzhen Branch of CIETAC, in accordance with the CIETAC Arbitration Rules. If any of the parties breaches the Option Agreement and fails to remedy the breach, the breaching party will pay a penalty of RMB 5,000,000 to the non-breaching party or parties, and compensate the non-breaching party or parties for any losses caused by the breach.

The Option Agreement contains certain representations, warranties and covenants, including the representation and warranty of the parties that signing and fulfilling the Option Agreement does not violate any important contract or agreement that binds any party and its assets, and the representations and warranties of iASPEC and the iASPEC Shareholders that (a) the iASPEC Shareholders will not transfer their shares in iASPEC to any third party without the Company's prior written consent, (b) iASPEC and the iASPEC Shareholders will not dispose of, encumber or materially impair any asset, business or rights and benefits of legal or beneficial income of iASPEC and (c) iASPEC will not pay any dividend to the iASPEC Shareholders without the unanimous consent of the Company's shareholders.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under each of the MSA, Guaranty and Option Agreement, and the transactions contemplated thereby or a complete explanation of the materials thereof. The foregoing description of the agreements is qualified in its entirety by reference to the each of the MSA, Guaranty and Option Agreement, attached hereto as Exhibits 10.1 through 10.3, respectively.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 1, 2007, the China Public Security Technology, Inc., its indirect subsidiary Public Security Technology (PRC) Co., Ltd., Shenzhen iASPEC Software Engineering Company Limited ("iASPEC"), and iASPEC's shareholders, Jiang Huai Lin and Jin Zhu Cai, entered into and consummated a Management Service Agreement, dated as of August 1, 2007, pursuant to which, among other things, the parties agreed to terminate that certain Amended and Restated Business Turnkey Agreement among them (the "Turnkey Agreement"), dated as of January 31, 2007. On August 1, 2007, PST sent a notice of termination of the Turnkey Agreement (the "Termination Notice") to iASPEC and iASPEC's shareholders, in accordance with the provisions of the Turnkey Agreement.

The Management Service Agreement is discussed in Item 1.01 above and incorporated by reference herein. The foregoing description of the Termination Notice is qualified in its entirety by reference to the Termination Notice attached hereto as Exhibit 10.4.

ITEM 8.01         OTHER EVENTS.

As a result of the restructuring of its business relationship with iASPEC, pursuant to the MSA, the Guaranty and the Option Agreement, iASPEC has become a variable interest entity of the Company, effective as of July 1, 2007, and in accordance with FASB Interpretation 46(R), the Company is required consolidate the financial data of iASPEC with the Company's financial data, commencing with the Company's Quarterly Report on Form 10-QSB for the period ending September 30, 2007.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

10.1	Management Service Agreement, dated as of August 1, 2007, among Public Security Technology (PRC) Co., Ltd., Shenzhen iASPEC Software Engineering Company Limited, Jiang Huai Lin and Jin Zhu Cai.

10.2	Guaranty, dated August 1, 2007, by Jiang Huai Lin and Jin Zhu Cai.

10.3	Purchase Option Agreement, dated August 1, 2007, among Public Security Technology (PRC) Co., Ltd., Shenzhen iASPEC Software Engineering Company Limited, Jiang Huai Lin and Jin Zhu Cai.

10.4	Notice of Termination, dated August 1, 2007, among Public Security Technology (PRC) Co., Ltd., Shenzhen iASPEC Software Engineering Company Limited, Jiang Huai Lin and Jin Zhu Cai.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Dated: August 6, 2007	/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

10.1	Management Service Agreement, dated as of August 1, 2007, among Public Security Technology (PRC) Co., Ltd., Shenzhen iASPEC Software Engineering Company Limited, Jiang Huai Lin and Jin Zhu Cai.

10.2	Guaranty, dated August 1, 2007, by Jiang Huai Lin and Jin Zhu Cai.

10.3	Purchase Option Agreement, dated August 1, 2007, among Public Security Technology (PRC) Co., Ltd., Shenzhen iASPEC Software Engineering Company Limited, Jiang Huai Lin and Jin Zhu Cai.

10.4	Notice of Termination, dated August 1, 2007, among Public Security Technology (PRC) Co., Ltd., Shenzhen iASPEC Software Engineering Company Limited, Jiang Huai Lin and Jin Zhu Cai.